Exhibit 99.1

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 8, 2013 by: (i) each director; (ii) each of the named executive officers; and (iii) all of our executive officers and directors as a group. In addition, the table sets forth certain information regarding the ownership of our common stock by all those known by us to be beneficial owners of more than five percent of our common stock as of February 8, 2013.

	Beneficial Ownership (1)	Percent
Beneficial Owner	Number of Shares	of Total
5% Stockholders
Entities Affiliated with Tennenbaum Capital Partners, LLC (2) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	12,542,161	64.4%
Eicon Dialogic Investment SRL (3) c/o Cidel Bank and Trust Inc. 1 Financial Plaza, Lower Collymore Rock St. Michael, NN11000 Barbados, West Indies	1,403,813	8.8
ApS Kbus 17 nr. 2101 (4) Vedbaek Strandvej 321 DK-2950, Vedbaek Denmark	1,002,169	6.3
GW Invest ApS (5) Mosehoejvej 3B DK-2920, Charlotenlund Denmark	1,002,169	6.3
Executive Officers and Directors
Nick DeRoma (6)	14,240		*
Dion Joannou(7)	29,360		*
Patrick Jones	2,457		*
Richard Piasentin	1,389		*
Rajneesh Vig (2)	12,542,161	64.4
W. Michael West (8)	7,845		*
Kevin Cook (9)	49,799		*
John Hanson (10)	26,249		*
Anthony Housefather (11)	18,386		*
All executive officers and directors as a group (9 persons) (12)	12,691,886	64.8%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,863,894 shares outstanding on February 8, 2013, adjusted as required by rules promulgated by the SEC.
(2)	Consists of (i)1,316,931 shares held by Special Value Expansion Fund, LLC (“SVEF”), (ii) 3,121,128 shares held by Special Value Opportunity Fund, LLC (“SVOF”), (iii) 4,504,102 shares held by Tennenbaum Opportunities Partners V, LP (“TOP V”) and (iv) an aggregate of 3,600,000 shares issuable upon the exercise of warrants exercisable within 60 days after February 8, 2013 held by SVEF, SVOF and TOP V. SVEF holds warrants to purchase 498,516 shares, SVOF holds warrants to purchase 1,181,484 shares and TOP V holds warrants to purchase 1,920,000 shares. Tennenbaum Capital Partners, LLC (“TCP”) serves as investment advisor to SVEF, SVOF and TOP V. Mr. Vig, currently a member of our Board, is a partner at TCP. Mr. Vig disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(3)	Messrs. Ben-Gacem and Guira, former members of the Board, and former Co-Heads of Investcorp Bank B.S.C.’s Technology Investment Group for Investcorp Bank B.S.C.. Sipco Holdings Limited is the ultimate parent of the entities that manage the Investcorp Technology Investment Group partnerships that indirectly own Eicon Dialogic Investment SRL. Messrs. Ben-Gacem and Guira disclaim beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)	Mr. Jensen, a former Chairman of the Board and former Chief Executive Officer, owns and controls ApS Kbus 17 nr. 2101 and may be deemed to beneficially own these shares.
(5)	Mr. Konnerup, a former member of the Board, owns and controls GW Invest ApS and may be deemed to beneficially own these shares.
(6)	Includes 10,356 shares issuable upon the vesting of restricted stock units within 60 days after February 8, 2013.
(7)	Includes 25,447 shares issuable upon the exercise of options exercisable within 60 days after February 8, 2013.
(8)	Includes 2,732 shares issuable upon the exercise of options exercisable within 60 days after February 8, 2013 and 6 shares issuable upon the vesting of restricted stock units within 60 days after February 8, 2013.
(9)	Consists of shares issuable upon the exercise of options exercisable within 60 days after February 8, 2013.
(10)	Consists of shares issuable upon the exercise of options exercisable within 60 days after February 8, 2013.
(11)	Includes 17,046 shares issuable upon the exercise of options exercisable within 60 days after February 8, 2013.
(12)	Includes the shares issuable upon the exercise of warrants within 60 days of February 8, 2013 as described in footnote 2 above, an aggregate of 10,362 shares issuable to our directors and executive officers upon the vesting of restricted stock units within 60 days after February 8, 2013 and an aggregate of 121,273 shares issuable to our directors and executive officers upon the exercise of options exercisable within 60 days after February 8, 2013.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Dialogic.